EXHIBIT 2

                 STATEMENT OF CHIEF FINANCIAL OFFICER
                     PURSUANT TO SECTION 906 OF
                   THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Arthur J. Seidenfeld certify that:

1. The Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 (the "Report") of Scientio, Inc. (the "Company"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 6, 2003

                        /s/ Arthur J. Seidenfeld
                        ------------------------
                          Arthur J. Seidenfeld
            President, Treasurer and Chief Financial Officer